SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014

YOUNGEVITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54900	90-0890517
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 Boswell Road, Chula Vista, CA 91914
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (619) 934-3980

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On June 19, 2014, Youngevity International, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the stockholders voted on the following two proposals and cast their votes as described below.  These matters are described in detail in the Company’s proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 30, 2014.

Proposal 1 — Election of Directors

The following five individuals were elected as directors, to serve until the 2015 Annual Meeting of Stockholders or their successors are elected and qualified with the following votes:

Name of Director	Votes For	Withheld	Broker Non-Votes

(a) Stephan Wallach	300,657,318	1,580,118	42,991,034
(b) David Briskie	300,662,144	1,575,292	42,991,034
(c) Michelle Wallach	300,596,140	1,641,296	42,991,034
(d) Richard Renton	300,851,507	1,385,929	42,991,034
(e) William Thompson	302,067,454	169,982	42,991,034

Proposal 2 — Ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

The stockholders ratified and approved the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2014 based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
344,855,091	293,492	79,887	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNGEVITY INTERNATIONAL, INC.

Date: June 23, 2014	By: /s/ David Briskie
Name: David Briskie
Title: Chief Financial Officer